UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018

CHARAH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive, Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2018, Charah Solutions, Inc. (the “Company”) entered into an Information Rights Agreement (the “Agreement”) with Bernhard Capital Partners Management, LP (“BCP”), a private equity firm which indirectly through certain affiliates holds approximately 53% of the outstanding shares of the Company’s common stock, pursuant to which the Company will provide BCP with certain financial and other information and other rights. Specifically, the Agreement provides that (i) the Company will deliver, or cause to be delivered, to BCP, upon written request, certain monthly, quarterly and annual financial information as well as the Company’s annual budget, business plan and financial forecasts and projections for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Company’s common stock; (ii) the Company will deliver to BCP, upon written request, such other information about the Company and its subsidiaries and provide access to the Company’s management, in each case, as may be reasonably requested by BCP for so long as BCP and its affiliates beneficially own at least 20% of the outstanding shares of the Company’s common stock; (iii) BCP will have the right to appoint one non-voting observer to the Company’s board of directors (the “Board”), provided that the observer will not be considered a director of the Company or otherwise constitute a member of the Board and will in no event be entitled to vote on any matters presented to the Board, for so long as BCP and its affiliates beneficially own at least 10% of the outstanding shares of the Company’s common stock; (iv) BCP and its affiliates, employees, agents and representatives will be bound by certain confidentiality and use restrictions regarding any information obtained pursuant to the Agreement; and (v) BCP will notify the Chairman of the Board if BCP or its affiliates have agreed to purchase or beneficially own 10% or more of the equity of a competitor of the Company, in such event the Company will not comply with the provisions of the Agreement requiring it (A) to deliver, or cause to be delivered, to BCP certain monthly financial information as well as the Company’s annual budget, business plan and financial forecasts and projections, (B) to deliver to BCP such other information about the Company and its subsidiaries and to provide access to the Company’s management, in each case, as may be reasonably requested by BCP and (C) to provide BCP the right to appoint a non-voting observer to the Board, in each case, if the Board determines that doing so could have an adverse impact on the Company. The Company’s entering into the Agreement was approved by the audit committee of the Board as well as the Board.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Information Rights Agreement, dated October 9, 2018, by and between Charah Solutions, Inc. and Bernhard Capital Partners Management, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: October 10, 2018	By:	/s/ Bruce Kramer
Bruce Kramer Chief Financial Officer, Treasurer and Secretary